                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 1, 2000 by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Leonard Bell, M.D. (the "Executive").


                               W I T N E S S E T H


                  WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of April 1, 1997, as amended as of September 14, 1999 (the "Old Employment Agreement");

                  WHEREAS, the Old Employment Agreement expires on April 1, 2000 and the Company and Executive desire to enter into a new Employment Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                   1.      EMPLOYMENT, DUTIES AND ACCEPTANCE.

                           (a) The Company hereby employs the Executive, for the
Term (as hereinafter defined), to render full-time services to the Company as Chief Executive Officer ("CEO") and President, and to perform such duties commensurate with such office as he shall reasonably be directed by the Board of Directors (the "Board") of the Company to perform, which duties shall be consistent with the provisions of the Bylaws in effect on the date hereof that relate to the duties of the CEO and President.

                           (b) The Executive hereby accepts such employment and
agrees to render the services described above. The Executive further agrees to accept election and to serve during all or any part of the Term as a director of the Company without any compensation therefor other than that specified in this Agreement, if elected to such position by the shareholders of the Company. The Company shall use its best efforts to cause the Executive to be elected as a director and shall include him in the management slate for election as a director at every shareholders meeting at which his term as a director would otherwise expire.

                           (c) The principal place of employment of the
Executive hereunder shall at all times during the Term be in the greater New Haven, Connecticut area, or other locations acceptable to the Executive, in his sole discretion.

                           (d) Notwithstanding anything to the contrary herein,
although the Executive shall provide services as a full time employee, it is understood that the Executive, with notification to the Board of Directors, may
(1) have non full-time academic appointments; (2) participate in professional activities; (3) be a member of



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the scientific or medical advisory board or the Board of Directors of, or to act as a consultant to, other companies that do not directly compete with the Company; (4) publish academic articles; and (5) support non-competing external research programs (collectively, "Permitted Activities"); PROVIDED, however, that such Permitted Activities do not interfere with the Executive's duties to the Company.

                   2.      TERMS OF EMPLOYMENT.

                           The term of the Executive's employment under this
Agreement (the "Term") commenced as of April 1, 2000 (the "Effective Date") and shall end on the third anniversary thereof unless sooner terminated pursuant to
Section 7 or 8 of this Agreement.

                   3.      COMPENSATION.

                           (a) As full compensation for all services to be
rendered pursuant to this Agreement, the Company agrees to pay the Executive, during the Term, an annual base salary of not less than $332,000 for the first year of the Term. The Executive's annual salary hereunder for the remaining years of employment shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors in their sole discretion but shall not be less than $332,000 for any such year.

                           (b) The Company agrees to grant at the time of its
normal annual grant to employees for the current year (`Annual Grant Date") to Executive a nonqualified stock option, pursuant to a nonqualified stock option agreement substantially in the same form as the option agreement dated April 1, 1992 by and between the Executive and the Company, to purchase 100,000 shares of the Company's Common Stock (the "Options"), at an exercise price per share equal to the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market System on such Annual Grant Date, such Options to become exercisable as to 34,000 shares on the first anniversary date of the date of grant and as to an additional 33,000 shares, on each successive anniversary date of the date of grant.

                           (c) The Company shall pay or reimburse the Executive
for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it reasonably may require.

                           (d) The Executive shall be eligible to participate
under any pension, group insurance or other so-called "fringe" benefits which the Company generally provides for its executives on terms no less favorable than those provided to other executives. In the event of the consummation of a Change in Control of the Company, all stock options previously granted and the options to be granted pursuant to Section



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3(b) hereof shall immediately vest and remain fully exercisable through their original term with all rights.

                   4.      OTHER BENEFITS.

                           In addition to all other benefits contained herein,
the Executive shall be entitled to:

                           (1) Payment of health, disability, life, and medical
malpractice insurance at regular rates with coverage reasonably satisfactory to the Executive; and

                           (2) Vacation time of 4 weeks per year taken in
accordance with the vacation policy of the Company during the Term subject to fulfillment of duties.

                   5.      CONFIDENTIALITY.

                           (a) The Executive acknowledges that, during the
course of performing his services hereunder, the Company will be disclosing information to the Executive related to the Company's Field of Interest, Inventions, projects and business plans, as well as other information (collectively, "Confidential Information"). The Executive acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.

                           (b) The Executive agrees that the Confidential
Information only shall be used by the Executive in connection with his activities hereunder as an employee of the Company, and shall not be used in any way that is detrimental to the Company.

                           (c) The Executive agrees not to disclose, directly or
indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Executive shall treat all such information as confidential and proprietary property of the Company.

                           (d) The term "Confidential Information" does not
include information that (1) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (2) was within the relevant party's possession prior to being furnished to such party, (3) becomes available to the relevant party on a nonconfidential basis or (4) was independently developed by the relevant party without reference to the information provided to the Company.

                           (e) The Executive may disclose any Confidential
Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Executive shall if reasonably possible give the Company advance notice



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so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

                           (f) Upon termination of this Agreement, the Executive
shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to the Executive or produced by the Executive in connection with services rendered hereunder. Notwithstanding such return or any other provision of this Agreement, the Executive shall continue to be bound by the terms of the confidentiality provisions contained in this Section 5 for a period of three years after the termination of this Agreement.

                   6.      NON-COMPETITION.

                           (a) During the Term, the Executive shall not (1)
provide any services, directly or indirectly, to any other business or commercial entity without the consent of the Board of Directors, such consent not to be unreasonably withheld, or (2) participate in the formation of any business or commercial entity without the consent of the Board of Directors, such consent not to be unreasonably withheld; provided, however, that nothing contained in this Section 6(a) shall be deemed to prohibit the Executive from acquiring, solely as an investment, shares of capital stock (or other interests) of any corporation (or other entity) not exceeding 2% of such corporation's (or other entity's) then outstanding shares of capital stock; and provided, further, that nothing contained herein shall be deemed to limit Executive's Permitted Activities pursuant to Section 1(d).

                           (b) If Executive is terminated by the Company for
Cause or if Executive terminates this Agreement in violation of the provisions of this Agreement, for a period of one year following the date of termination, the Executive shall not (1) provide any services, directly or indirectly, to any other business or commercial entity engaged primarily in the Company's Field of Interest or (2) participate in the formation of any business or commercial entity engaged primarily in the Company's Field of Interest; provided, however, that nothing contained in this Section 6(b) shall be deemed to prohibit the Executive from acquiring, solely as an investment, shares of capital stock (or other interests) of any corporation (or other entity) in the Company's Field of Interest not exceeding 2% of such corporation's (or other entity's) then outstanding shares of capital stock; and provided, further, that nothing contained herein shall be deemed to limit Executive's Permitted Activities pursuant to Section 1(d). This Section 6(b) shall be subject to written waivers that may be obtained by the Executive from the Company.

                           (c) If the Executive commits a breach, or threatens
to commit a breach, of any of the provisions of this Section 6, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.



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                           (d) If any of the covenants contained in Section 5, 6
or 10, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

                           (e) If any of the covenants contained in Section 5, 6
or 10, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

                           (f) The parties hereto intend to and hereby confer
jurisdiction to enforce the covenants contained in Sections 5, 6 and 10 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reasons of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such other covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

                   7.      TERMINATION BY THE COMPANY.

                           (a) The Company may terminate this Agreement if any
one or more of the following shall occur:

                           (1) The Executive shall die during the Term;
PROVIDED, HOWEVER, that the Executive's legal representatives shall be entitled to receive his Salary through the last day of the month in which his death occurs.

                           (2) The Executive shall become physically or mentally
disabled so that he is unable substantially to perform his services hereunder for (a) a period of 120 consecutive days, or (b) for shorter periods aggregating 180 days during any twelve-month period. Notwithstanding such disability the Company shall continue to pay the Executive his Salary through the date of such termination.

                           (3) The Executive acts, or fails to act, in a- manner
that provides Cause for termination. For purposes of this Agreement, the term "Cause" means (a) the willful and continual neglect by the Executive of his duties or obligations hereunder; PROVIDED such neglect remains uncured for a period of 30 days after written notice describing the same is given to the Executive; PROVIDED, that isolated and insubstantial failures shall not constitute Cause hereunder, (b) the conviction of the Executive of any felony involving moral turpitude, or (c) any act of fraud or embezzlement involving the Company or any of its Affiliates.



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                           (4) The Executive engages in a wilful and material
breach of the terms of Sections 5 and 6 of this Agreement and such breach continues uncured for 30 days after written notice of such breach is given by the Company to the Executive.

                           (b) All determinations of Cause or termination
pursuant to this Section 7 shall require at least a two-thirds vote of the entire Board excluding the participation of Executive.

                   8.       TERMINATION BY THE EXECUTIVE.

                           The Executive may terminate this Agreement on written
notice to the Company if any one or more of the following shall occur:

                           (1) loss of any material duties or authority by the
Executive and such loss continues for 30 days after written notice of such loss is given to the Company;

                           (2) a material breach of the terms of this Agreement
by the Company and such breach continues uncured for 30 days after notice of such breach is first given; PROVIDED, however' it shall constitute the termination of this Agreement if such breach is for the payment of money and continues uncured for ten days after notice of such breach is given;

                           (3) a Change in Control occurs; provided that the
Executive gives notice of termination within 90 days after such occurrence;

                           (4) a Prohibited Event (as defined in Section 14)
occurs; provided that the Executive gives notice of termination within 90 days after such occurrence and such Prohibited Event is not remedied within 30 days of such notice;

                           (5) the Company shall make a general assignment for
benefit of creditors; or any proceeding shall be instituted by the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 8(5);

                           (6) an involuntary petition shall be filed or an
action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and shall remain undismissed or unstayed for a period of 30 days;



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                           (7) a receiver, assignee, liquidator, trustee or
similar officer for the Company or for all or any part of its property shall be appointed involuntarily; or

                           (8) a material breach by the Company of any other
material agreement with the Executive and such breach continues for 30 days after notice of such breach is first, given; PROVIDED, HOWEVER, it shall constitute the termination of this Agreement if such breach is for the payment of money and continues uncured for ten days after notice of such breach is first given;

                   9.       SEVERANCE.

                           (a) If the Company terminates this Agreement without
Cause or if the Executive terminates this Agreement pursuant to Section 8 then:
(1) the Company shall pay the Executive a lump sum cash payment (the "Severance Payment") equal to the Executive's annual salary then in effect multiplied by the number of years remaining in the Term (2) all stock options and stock awards (and similar equity rights) shall vest and become exercisable immediately prior to termination and remain exercisable through their original terms with all rights. In the event of termination of this Agreement by the Company by reason of the death or disability of the Executive the Company shall not be obligated to make the Severance Payment to the Executive if the Company provided the Executive with both life insurance and disability insurance pursuant to subsection 4(l) at the time of his death or disability. After termination of employment for any reason other than death of the Executive, the Company shall continue to provide all benefits subject to COBRA at its expense for the maximum required COBRA period. In addition, if on April 1, 2003, the Executive shall cease to be employed by the Company in the capacity of CEO by reason of the Company's decision not to continue to employ Executive as CEO at least on terms substantially similar to those set forth herein then the Executive shall be entitled to a Severance Payment equal to the annual salary the Executive was entitled to for the final year of the Term.

                           (b) If (i) the Company has not on or prior to sixty
days before the expiration of the Term of the Agreement (except for any termination pursuant to Section 7(a)(3), 7(a)(4) or 7(b)), offered to enter into a new employment agreement with Executive on substantially the same terms as the Current Employment Agreement or on terms more favorable to the Executive, which offer shall not have been revoked at any time prior to such expiration or (ii) upon the expiration or termination of the agreement (except for any termination pursuant to Section 7(a)(3), 7(a)(4) or 7(b)), the parties have not entered into a new employment agreement on substantially the same terms as the Agreement or on terms more favorable to the Executive, or (iii) the Executive is unable to continue his employment/service due to his death or unable to continue his employment and perform his duties due to physical or mental incapacity or disability, with or without reasonable accommodation, in accordance with applicable law, for a period of six months or more, all stock options and stock awards (and similar equity rights), held by Executive prior to his death/disability, or the expiration of the Agreement, shall vest and become immediately exercisable and remain exercisable



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through their original terms with all rights. This Section 9(b) shall survive the expiration or termination of the Agreement, except for any terminations pursuant to Section 7(a)(3), 7(a)(4) or 7(b).

                   10. INVENTIONS DISCOVERED BY THE EXECUTIVE WHILE PERFORMING SERVICES HEREUNDER.

                           During the Term, the Executive shall promptly
disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable, whether or not copyrightable, in the Company's Field of Interest (collectively, "Inventions") made, conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing service hereunder. The Executive hereby assigns to the Company all of his right, title and interest in and to any such Inventions. During and after the Term, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents and copyrights in any and all countries on such Inventions. The Executive hereby irrevocably designates the counsel to the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 10 shall survive the termination of this Agreement.

                   11.     INDEMNIFICATION.

                           The Company shall indemnify the Executive, to the
maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, at its expense, Directors and Officers insurance for the Executive in amounts reasonably satisfactory to the Executive, to the extent such insurance is available at reasonable rates, which determination shall be made by the Board.

                   12.     EXCISE TAX.

                           If any payments made to or in respect of this
Agreement, or otherwise in respect of his employment by the Company, become subject to the excise tax described in Code section 4999, the Company shall make a special payment to him sufficient, on an after-tax basis (taking into account federal, state and local taxes and related interest and penalties), to put him in the same position as would have been the case had no such excise taxes been applicable to any payments or benefits provided in this Agreement or otherwise in respect of the Employee's employment by the Company.

                   13.     NO MITIGATION.


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                           The Executive shall not be required to mitigate the
amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of his employment by the Company.

                   14.     PROHIBITED EVENTS:

                           The occurrence of any of the following events shall
constitute a "Prohibited Event":

                           (1) The Executive is not continuously a member of the
Board of Directors and CEO and President of the Company during the Term;

                           (2) The CEO is not the highest ranking officer of the
Company with the power to appoint and remove all other employees of the Company; or

                           (3) The retention of any senior executive officer by
the Company, or an offer to pay compensation to any senior executive of the Company that in either case is unacceptable to the Executive, in his reasonable judgment.

                   15.     DEFINITIONS.

                           As used herein, the following terms have the
following meaning:

                           (1) "Affiliate" means and includes any person,
corporation or other entity controlling, controlled by or under common control with the corporation in question.

                           (2) "Change in Control" means the occurrence of any
of the following events (without the consent of the Executive);,

                           (a) Any corporation, person or other entity makes a
tender or exchange offer for shares of the Company's Common Stock pursuant to which such corporation, person or other entity acquires 25% or more of the issued and outstanding shares of the Company's Common Stock;

                           (b) The stockholders of the Company approve a
definitive agreement to merge or consolidate the Company with or into another corporation where the Company is not the surviving corporation or to sell or otherwise dispose of all or substantially all of the Company's assets; or



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                           (c) Any person within the meaning of Section 3(a)(9)
or Section 13(d)(3) of the Securities Exchange Act of 1934 acquires more than 25% of the Company's issued and outstanding voting securities.

                           (3) "Company's Field of Interest" means the primary
businesses of the Company as described in the Company's filings with the Securities and Exchange Commission during the Executive's employment hereunder and as determined from time to time by the Board of Directors.

                           (4) "Subsidiary" means any corporation or other
business entity controlled, directly or indirectly, by the corporation in question.

                   16.     REPRESENTATIONS AND ASSIGNMENT BY EXECUTIVE.

                           Executive represents and warrants that he has full
right, power and authority to execute the terms of this Agreement; this Agreement has been duly executed by Executive and such execution and the performance of this Agreement by Executive does not result in any confiict, breach or violation of or default under any other agreement or any judgment, order or decree to which Executive is a party or by which he is bound. Executive acknowledges and agrees that any material breach of the representations set forth in this subparagraph will constitute Cause under Section 7(a)(3).

                   17.     ARBITRATION.

                           Any controversy or claim arising out of or relating
to this Agreement or the breach thereof shall be settled by arbitration in the City of New York, in accordance with the rules then existing of the American Arbitration Association (three arbitrators), andjudgment upon the award rendered may be entered in any court having jurisdiction thereof The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction. The award of the arbitrators shall be final and binding. During the pendency of any arbitration or any dispute not yet submitted to arbitration, the Company shall not be entitled to any offset against payments, stock awards or other benefits due to the Executive under this Agreement or otherwise.

                   18.     LEGAL COSTS.

                           If the Executive institutes any legal action to
enforce his rights under, or to recover damages for breach of, this Agreement, and the Executive prevails, he shall be entitled to recover from the Company any actual expenses for attorney's fees and disbursements incurred by him. If any payment made to or in respect of the Executive pursuant to this Section 18 becomes subject to any tax, the Company shall make a special payment to him sufficient, on an after-tax basis (taking into account federal, state and local taxes and related interest and penalties), to put him



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in the same position as would have been the case had such taxes been applicable to any payments or benefits provided in this Section.

                   19.     NOTICES.

                           All notices, requests, consents and other
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                           If to the Company:

                           Alexion Pharmaceuticals, Inc.
                           25 Science Park
                           New Haven, Connecticut 06510
                           Telephone: (203) 776-1790
                           Fax:       (203) 776-2089

                           With a copy to:

                           Fulbright & Jaworski, L.L.P.
                           666 Fifth Avenue - 31st Floor
                           New York, New York 10103
                           Attention: Merrill M. Kraines, Esq.

                           If to the Executive:

                           Leonard Bell, M.D.
                           Alexion Pharmaceuticals, Inc.
                           25 Science Park
                           New Haven, Connecticut 06510
                           Telephone: (203) 776-1790
                           Fax:       (203) 776-2089


                   20.      GENERAL.

                           (a) This Agreement shall be governed by and construed
and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed entirely in Connecticut.

                           (b) This Agreement sets forth the entire agreement
and understanding of the parties relating to the subject matter hereof, and supersedes all



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prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. Norepresentation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                           (c) This Agreement may be amended, modified,
superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more or continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

                           (d) This Agreement shall be binding upon the legal
representatives, heir, distributees, successors and assigns of the parties hereto.

                        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    ALEXION PHARMACEUTICALS, INC.



                                    By:    /S/ JOHN H. FRIED
                                       -----------------------------------
                                        John H.  Fried,  Ph.D.,  Chairman of the
                                        Board



                                           /S/ LEONARD BELL
                                       ------------------------------------
                                        Leonard Bell, M.D.




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